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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-34286) of our report dated November 22, 1999, except as to Note 13 for which the date is May 17, 2000, relating to the financial statements of Network Engines, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

July 7, 2000